SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 13, 2011

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2011, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) adopted the Third Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”), which became effective immediately upon their adoption by the Board.  The Third Amended and Restated Bylaws include amendments that, among other things:

•
Provide for (1) election of directors in an uncontested election by majority of the votes cast and procedures for incumbent director resignation if sufficient votes are not cast for such director’s candidacy, reserving the Board’s ultimate discretion with respect to whether to accept or reject a director resignation under such circumstances, and (2) the plurality standard for contested elections of directors;

•	Provide more comprehensive provisions for advance notice of business for stockholders meetings and advance notice of nomination of directors, including, among others:

1.
in the case of an annual meeting of the Company’s stockholders, the requirement that the Company’s stockholders provide notice to the Company of any proposed business or director nomination not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders to be considered timely; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must, to be timely, be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company;

2.
in the case of a special meeting of stockholders called for the purpose of electing directors, the requirement that the Company’s stockholders provide notice to the Company of any proposed director nomination not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company;

3.
the requirement that a stockholder proposing business or a director nomination provide with such proposal certain additional information concerning the proponent stockholder, beneficial owner and, if applicable, the nominee and certain associated persons; and

4.
clarification that the advance notice provisions set forth in the Third Amended and Restated Bylaws are the exclusive means for a stockholder to (A) make a director nomination or submit other business before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended) or (B) make a director nomination before a special meeting of stockholders;

•
Allow for the Board and stockholders’ meetings to be held via means of remote communication and update the provisions relating to the means for giving notice (including via electronic delivery) and the manner of voting;

•
Provide that a majority of the “Whole Board” is required to (1) call special meetings, (2) constitute a quorum, (3) establish or dissolve Board committees, (4) remove officers of the Company and (5) amend the bylaws, defining the “Whole Board” as the total number of directors constituting the Board under the Bylaws without regard to any current vacancies;

•	Allow the chairman of the stockholders meeting to adjourn such meeting;

•	Enhance provisions relating to the conduct of stockholders meetings;

•	Update and otherwise enhance provisions relating to the transfer, replacement and registration of both certificated and un-certificated shares;

•	Add severability provisions to the provisions relating to indemnification; and

•	Add a provision specifying the forum for adjudication of disputes.

The preceding summary of the Third Amended and Restated Bylaws is subject to, and qualified in its entirety by, reference to the full text of the Third Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On December 19, 2011, the Company issued a press release announcing  that its Board has approved a new stock repurchase program to acquire up to $400 million of the Company’s common stock during 2012. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

3.1	Third Amended and Restated Bylaws of Alliance Data Systems Corporation

99.1	Press release dated December 19, 2011 announcing a new stock repurchase program.

Note: The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 19, 2011	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Third Amended and Restated Bylaws of Alliance Data Systems Corporation

99.1	Press release dated December 19, 2011 announcing a new stock repurchase program.